UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2019
IRADIMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-36534 (Commission File Number)	73-1408526 (IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL (Address of Principal Executive Offices)	32708 (Zip Code)

(407) 677-8022
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2019, Iradimed Corporation (the “Company”) announced that its Board of Directors had appointed Leslie McDonnell as its President and Chief Executive Officer, effective as of August 19, 2019. Ms. McDonnell succeeds Roger Susi, who will resign as President and Chief Executive Officer effective August 19, 2019 and will continue as the Company’s Chief Technology Officer effective as of August 20, 2019. The Board also increased the size of the Board to five directors as of August 19, 2019, and appointed Ms. McDonnell to fill the vacancy created as of such date. Ms. McDonnell will stand for re-election at the Company’s next annual meeting.

Ms. McDonnell is a healthcare business executive with extensive global experience in medical devices, supplies and equipment. Prior to her appointment as iRadimed’s President and CEO, Ms. McDonnell, 46, served as Vice President and General Manager of the Newborn Care business unit at Natus Medical (NASDAQ: NTUS). Prior to joining Natus Medical, she was Global Business Vice President for the Critical & Chronic Care Solutions Division of 3M Healthcare (NYSE: MMM). Ms. McDonnell also held senior leadership positions at Medtronic (NYSE: MDT) in corporate M&A, business development, new therapy and product development, and marketing and business management. She earned a Bachelor of Science in Business and a Masters of Business Administration as an International Business Fellow from the Carlson School of Management at the University of Minnesota. Ms. McDonnell’s demonstrated leadership and extensive business experience provide her with a unique skill set needed to execute the Company’s strategies, as well as improve the Company’s financial performance and appropriately allocate capital to areas that will drive the business forward and enhance shareholder value.

No family relationships exist between Ms. McDonnell and any of the Company’s directors or other executive officers. There are no arrangements between Ms. McDonnell and any other person pursuant to which Ms. McDonnell was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Ms. McDonnell has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Ms. McDonnell, dated as of July 24, 2019, in connection with Ms. McDonnell’s appointment as President and Chief Executive Officer. Pursuant to her employment agreement, Ms. McDonnell’s salary will be $400,000 per year and she is eligible for an annual cash bonus targeted at 100% of her salary and an annual equity bonus targeted at $500,000 in restricted stock units, which amounts may be adjusted by the Board of Directors based on Ms. McDonnell’s performance against goals established by the Board of Directors. Upon her hire date, Ms. McDonnell will receive a grant of restricted stock units totaling $2,000,000 in value using the Company’s closing stock price on the day preceding her hire date. Ms. McDonnell’s restricted stock units will be in accordance with the terms of the Company’s 2014 Equity Incentive Plan and will vest in four equal annual installments. Upon vesting, Ms. McDonnell will receive a number of shares of common stock equal to the number of restricted stock units that have vested. Also, upon her hire date, Ms. McDonnell will receive a grant of stock options to purchase 50,000 shares of common stock in accordance with the terms of the Company’s 2014 Equity Incentive Plan. In addition, the Company is paying certain relocation expenses for Ms. McDonnell. The employment agreement continues until terminated by us or by Ms. McDonnell in accordance with the terms of the agreement. If Ms. McDonnell is terminated by us without cause or she terminates her employment with us for good reason, each as defined under the agreement, we must pay her an amount equal to twelve months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Ms. McDonnell terminates her employment with us for good reason, we must pay her an amount equal to eighteen months base salary. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

This summary description is qualified in its entirety by reference to the employment agreement between the Company and Ms. McDonnell, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has entered into an employment agreement with Mr. Susi, dated as of July 24, 2019, in connection with Mr. Susi’s appointment as Chief Technology Officer. The agreement provides for a base annual salary of $289,931, eligibility for annual bonuses with a targeted value of 75% of his then prevailing annual salary based upon discretion of the Board of Directors and overall profitability of the Company, and eligibility for standard employee benefits. The agreement continues until terminated by us or by Mr. Susi in accordance with the terms of the agreement. If Mr. Susi is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to 12 months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Susi terminates his employment with us for good reason, we must pay him an amount equal to three times his then current annual salary. The employment agreement also contains non-solicitation, non-compete, and confidentiality provisions and an employee innovation and proprietary information assignment to us by Mr. Susi of any of his inventions or innovations.

This summary description is qualified in its entirety by reference to the employment agreement between the Company and Mr. Susi, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

(d)               Exhibits

10.1	Employment Agreement, dated as of July 24, 2019 by and between Iradimed Corporation and Leslie McDonnell
10.2	Employment Agreement, dated as of July 24, 2019 by and between Iradimed Corporation and Roger Susi
99.1	Press release dated July 29, 2019 issued by the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: July 29, 2019	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officeer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement, dated as of July 24, 2019 by and between Iradimed Corporation and Leslie McDonnell
10.2	Employment Agreement, dated as of July 24, 2019 by and between Iradimed Corporation and Roger Susi
99.1	Press release dated July 29, 2019 issued by the Company